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                                                                     Exhibit 5.4

        [LETTERHEAD OF STEPHEN PLOPPER & ASSOCIATES, P.C. APPEARS HERE]


                               December 9, 1997


Power Investments, Inc.
Franklin Power Products, Inc.
International Fuel Systems, Inc.
Marine Corporation of America, Inc.
400 Forsythe Street
Franklin, Indiana  46131

     RE:   Form S-1 Registration Statement
           Registration No. 333-37703

Gentlemen and Ladies:

     We have acted as counsel to Power Investments, Inc., an Indiana corporation, Franklin Power Products, Inc., an Indiana corporation, International Fuel Systems, Inc., an Indiana corporation Marine Corporation of America, Inc., an Indiana corporation, Marine Drive Systems Inc., a New Jersey Corporation and Powrbilt Products, Inc., a Texas Corporation and (such companies, collectively the "Guarantors"), relating to the proposed issuance of an aggregate of $130,000,000 principal amount of _____% Senior Notes due 2007 (the "Senior Notes") of Delco Remy International, Inc., a Delaware corporation (the "Company") and guaranteed by the Guarantors (the "Guaranties"). The Senior Notes are to be issued pursuant to the terms of an Indenture substantially in the form filed as Exhibit 4.1 (the "Indenture") to that certain Registration Statement on Form S-1 (Registration No. 333-37703), originally filed on October 10, 1997, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, and as subsequently amended by amendments thereto filed on October 22, 1997, November 21, 1997, November 26, 1997, December 9, 1997 and an amendment to be filed today (the "Registration Statement"). The Indenture is between the Company and United Trust Company of New York, as Trustee.

     We have reviewed the Indenture, Article X of which contains the Guaranties and have made such legal and factual examination and inquiry which we have deemed advisable for the rendering of this opinion. In making our examination, we have

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December 9, 1997
Page 2

assured the genuiness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all documents submitted to us as copies. Based on the foregoing, it is our opinion that:
     Each Guaranty issued by each respective Guarantor has been duly authorized by the respective Guarantor and when executed, authenticated, and delivered in accordance with the terms of the Indenture and paid for in the manner and at the price set forth in the Registration Statement, will constitute the legal, valid and binding obligation of each Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting creditor's rights or debtor's obligations and to general principles of equity.

     The opinion expressed herein is rendered solely for your benefit in connection with the transactions contemplated hereby. The opinion expressed herein may not be used or relied upon by any person nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, except as provided below.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein, under the caption "Legal Matters." Such consent does not constitute a consent under Section 7 of the Securities Act ("Section 7"), since in consenting to the reference to our firm under such heading, we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and registrations promulgated by the Securities and Exchange Commission.


                                        Sincerely yours,

                                        STEPHEN PLOPPER & ASSOCIATES, P.C.


                                        /s/ Stephen Plopper
                                        ----------------------------------------
                                        Stephen E. Plopper


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